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                                                                     EXHIBIT 1.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-148814 of Hartford Life Insurance Company Separate Account VL II, on Form N-6, of our report dated February 20, 2008, relating to Hartford Life Insurance Company as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, and of our report dated February 20, 2008, relating to the statements of assets and liabilities of Hartford Life Insurance Company Separate Account VL II as of December 31, 2007, and the related statements of operations and changes in net assets for the respective stated periods then ended, both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
October 28, 2008